Exhibit 99
NEWS

[LOGO]
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O’Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2010 Fourth Quarter and Full-Year Results
and Provides Financial Guidance for 2011

WESTFORD, Mass., February 23, 2011 – Kadant Inc. (NYSE:KAI) reported revenues from continuing operations of $73.3 million in the fourth quarter of 2010, an increase of $16.5 million, or 29 percent, compared with $56.8 million in the fourth quarter of 2009. Revenues for the fourth quarter of 2010 included a $1.1 million, or 2 percent, decrease from foreign currency translation. Operating income from continuing operations was $6.7 million in the fourth quarter of 2010, which included a $0.1 million restructuring charge. Operating loss from continuing operations was $0.3 million in the fourth quarter of 2009, which included a $2.1 million restructuring charge. Net income from continuing operations was $5.1 million in the fourth quarter of 2010, or $.41 per diluted share, compared to a net loss of $1.7 million, or $.14 per diluted share, in the fourth quarter of 2009. Net loss from continuing operations in the fourth quarter of 2009 included a $1.4 million charge related to discrete tax items and a $1.4 million after-tax restructuring charge.

For full-year 2010, Kadant reported revenues from continuing operations of $270.0 million, an increase of $44.4 million, or 20 percent, compared with $225.6 million in 2009. Revenues for 2010 included a $0.9 million decrease from foreign currency translation. Operating income from continuing operations was $24.9 million in 2010, including a $1.0 million gain, compared to an operating loss of $0.5 million in 2009, which included a $4.4 million restructuring charge. Net income from continuing operations was $18.4 million in 2010, or $1.48 per diluted share, compared to a net loss of $5.9 million, or $.48 per diluted share, in 2009. Net income from continuing operations in 2010 included a $0.9 million after-tax gain. Net loss from continuing operations in 2009 included a $4.6 million charge related to discrete tax items and a $2.9 million after-tax restructuring charge.

“Our full year results represent an extraordinary rebound from 2009, capped off by a strong fourth quarter,” said Jonathan W. Painter, president and chief executive officer of Kadant. “Diluted EPS from continuing operations was $.41 in the fourth quarter of 2010, compared to our guidance of $.26 to $.28. The increase was primarily due to higher revenues, especially in our stock preparation product line, and to better operating leverage.

“Revenues of $73.3 million in the fourth quarter of 2010 were up 29 percent compared to last year and increased 10 percent compared to the third quarter of 2010. The increases were broadly based across all our major geographic territories and were especially strong in China, where revenues of $12.3 million nearly doubled over the fourth quarter of 2009. Operating income of $6.7 million was 9 percent of revenues, and operating cash flows were $13.8 million, one of the highest quarterly results in the Company’s history. We ended the quarter with $61.8 million in cash and $22.7 million in total debt for a net cash position of $39.1 million.

“Importantly, we had an exceptionally strong quarter in bookings. Consolidated bookings of nearly $100 million were up 55 percent over last year’s fourth quarter, and improved 71 percent on a sequential basis. The bookings increases were also broadly based and included an outstanding performance in China, where bookings of $35.9 million more than quadrupled over the fourth quarter of 2009. Worldwide stock preparation bookings of $53.0 million were one of the highest we’ve ever achieved in this product line.

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“The backlog at the end of the year was $94.3 million, an increase of 53 percent over last year, giving us an excellent start to 2011. Nevertheless, some of this backlog represents larger stock-preparation systems, particularly in China, which are scheduled to ship in the second half of the year and typically carry lower than average gross margins. As such, we are expecting GAAP diluted EPS of $1.65 to $1.75 in 2011 on revenues of $300 to $310 million. For the first quarter of 2011, we expect to achieve GAAP diluted EPS of $.35 to $.37 on revenues of $71 to $73 million.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Thursday, February 24, 2011, at 11 a.m. eastern time to discuss its fourth quarter and full-year performance, as well as future expectations. To view the webcast, go to www.kadant.com and click on the “Investors” tab. To listen to the webcast via teleconference, call 866-510-0708 within the U.S., or +1-617-597-5377 outside the U.S and reference participant passcode 83375884. An archive of the webcast presentation will be available on our Web site until March 25, 2011.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of foreign currency translation, adjusted operating income, earnings before interest, taxes, depreciation, and amortization (EBITDA), and adjusted EBITDA.

We present increases or decreases in revenues excluding the effect of foreign currency translation to provide investors insight into underlying revenue trends. In addition, we exclude from certain financial measures restructuring costs and certain gains and losses to give investors additional insight into our quarterly and annual operating performance, especially when compared to quarters in which such items had greater or lesser effect, or no effect. In addition, these items are excluded as they are either isolated or cannot be expected to occur again with any regularity or predictability and we believe are not indicative of our normal operating results.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain a better understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Adjusted EBITDA and adjusted operating income exclude pre-tax restructuring costs of $0.1 million and $2.1 million in the three-month periods ended January 1, 2011 and January 2, 2010, respectively. Adjusted EBITDA and adjusted operating income exclude pre-tax gains of $1.0 million in the twelve-month period ended January 1, 2011 and pre-tax restructuring costs of $4.4 million in the twelve-month period ended January 2, 2010.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Operations	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010

Revenues	$73,256	$56,760	$270,029	$225,565

Costs and Operating Expenses:
Cost of revenues	42,176	33,318	151,604	134,759
Selling, general, and administrative expenses	22,942	20,219	89,212	81,229
Research and development expenses	1,365	1,371	5,269	5,622
Restructuring costs and other income, net (a)	66	2,146	(1,005)	4,429
	66,549	57,054	245,080	226,039

Operating Income (Loss)	6,707	(294)	24,949	(474)
Interest Income	90	39	214	387
Interest Expense	(307)	(378)	(1,315)	(2,171)

Income (Loss) from Continuing Operations Before Provision
for Income Taxes	6,490	(633)	23,848	(2,258)
Provision for Income Taxes	1,334	1,096	5,198	3,692

Income (Loss) from Continuing Operations	5,156	(1,729)	18,650	(5,950)

Income (Loss) from Discontinued Operation, Net of Tax (b)	112	(4)	98	(18)

Net Income (Loss)	5,268	(1,733)	18,748	(5,968)

Net (Income) Loss Attributable to Noncontrolling Interest	(89)	12	(241)	44

Net Income (Loss) Attributable to Kadant	$5,179	$(1,721)	$18,507	$(5,924)

Amounts Attributable to Kadant:
Income (Loss) from Continuing Operations	$5,067	$(1,717)	$18,409	$(5,906)
Income (Loss) from Discontinued Operation, Net of Tax (b)	112	(4)	98	(18)
Net Income (Loss) Attributable to Kadant	$5,179	$(1,721)	$18,507	$(5,924)

Earnings (Loss) per Share from Continuing Operations
Attributable to Kadant:
Basic	$.42	$(.14)	$1.49	$(.48)
Diluted	$.41	$(.14)	$1.48	$(.48)

Earnings (Loss) per Share Attributable to Kadant:
Basic	$.42	$(.14)	$1.50	$(.48)
Diluted	$.42	$(.14)	$1.48	$(.48)

Weighted Average Shares
Basic	12,186	12,282	12,339	12,331

Diluted	12,335	12,282	12,466	12,331

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	Jan. 1, 2011	Jan. 2, 2010	Increase	Translation (c,e)

Stock-Preparation Equipment	$28,928	$20,440	$8,488	$9,116
Fluid-Handling	21,570	17,296	4,274	4,506
Accessories	13,812	11,576	2,236	2,445
Water-Management	6,584	5,501	1,083	1,111
Other	603	456	147	117

Pulp and Papermaking Systems Segment	71,497	55,269	16,228	17,295
Other (d)	1,759	1,491	268	268

	$73,256	$56,760	$16,496	$17,563

				Increase
				Excluding Effect
	Twelve Months Ended			of Currency
	Jan. 1, 2011	Jan. 2, 2010	Increase	Translation (c,e)

Stock-Preparation Equipment	$95,542	$85,731	$9,811	$11,377
Fluid-Handling	83,302	63,930	19,372	19,013
Accessories	51,290	45,895	5,395	5,420
Water-Management	28,570	20,273	8,297	8,159
Other	2,484	1,778	706	551

Pulp and Papermaking Systems Segment	261,188	217,607	43,581	44,520
Other (d)	8,841	7,958	883	883

	$270,029	$225,565	$44,464	$45,403

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	Jan. 1, 2011	Oct. 2, 2010	(Decrease)	Translation (c,e)

Stock-Preparation Equipment	$28,928	$23,855	$5,073	$4,420
Fluid-Handling	21,570	21,597	(27)	306
Accessories	13,812	12,272	1,540	1,287
Water-Management	6,584	6,915	(331)	(417)
Other	603	630	(27)	(46)

Pulp and Papermaking Systems Segment	71,497	65,269	6,228	5,550
Other (d)	1,759	1,247	512	512

	$73,256	$66,516	$6,740	$6,062

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Geography (f)	Jan. 1, 2011	Jan. 2, 2010	Increase	Translation (c,e)

North America	$33,392	$26,894	$6,498	$6,235
Europe	22,998	20,111	2,887	4,645
China	12,339	6,220	6,119	5,777
South America	2,317	1,660	657	607
Australia	451	384	67	31

Pulp and Papermaking Systems Segment	$71,497	$55,269	$16,228	$17,295

				Increase
				(Decrease)
				Excluding Effect
	Twelve Months Ended			of Currency
	Jan. 1, 2011	Jan. 2, 2010	Increase	Translation (c,e)

North America	$129,498	$103,965	$25,533	$23,980
Europe	85,474	84,228	1,246	5,063
China	37,087	22,361	14,726	14,246
South America	7,152	5,090	2,062	1,467
Australia	1,977	1,963	14	(236)

Pulp and Papermaking Systems Segment	$261,188	$217,607	$43,581	$44,520

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (f)	Jan. 1, 2011	Oct. 2, 2010	(Decrease)	Translation (c,e)

North America	$33,392	$30,486	$2,906	$2,743
Europe	22,998	21,110	1,888	1,729
China	12,339	10,893	1,446	1,178
South America	2,317	2,118	199	149
Australia	451	662	(211)	(249)

Pulp and Papermaking Systems Segment	$71,497	$65,269	$6,228	$5,550

	Three Months Ended		Twelve Months Ended
Business Segment Information (d)	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010

Gross Profit Margin:
Pulp and Papermaking Systems	42%	42%	44%	40%
Other	42%	31%	46%	35%

	42%	41%	44%	40%

Operating Income (Loss):
Pulp and Papermaking Systems	$9,981	$2,723	$37,281	$10,203
Corporate and Other	(3,274)	(3,017)	(12,332)	(10,677)

	$6,707	$(294)	$24,949	$(474)

Adjusted Operating Income (e,g):
Pulp and Papermaking Systems	$10,047	$4,869	$36,276	$14,632
Corporate and Other	(3,274)	(3,017)	(12,332)	(10,677)

	$6,773	$1,852	$23,944	$3,955

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	Three Months Ended		Twelve Months Ended
Business Segment Information (continued) (d)	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010

Bookings from Continuing Operations:
Pulp and Papermaking Systems	$97,037	$61,898	$293,749	$213,376
Other	2,799	2,326	8,932	8,958

	$99,836	$64,224	$302,681	$222,334

Capital Expenditures from Continuing Operations:
Pulp and Papermaking Systems	$1,312	$368	$3,022	$2,529
Corporate and Other	61	57	386	275

	$1,373	$425	$3,408	$2,804

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data from Continuing Operations	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010

Cash Provided by Operations	$13,843	$11,352	$28,263	$43,116
Depreciation and Amortization Expense	1,947	1,853	7,228	7,448

Balance Sheet Data			Jan. 1, 2011	Jan. 2, 2010

Assets
Cash and Cash Equivalents			$61,805	$45,675
Accounts Receivable, net			49,897	36,436
Inventories			41,628	37,435
Unbilled Contract Costs and Fees			875	3,370
Other Current Assets			9,402	8,355
Property, Plant and Equipment, net			36,911	38,415
Intangible Assets			26,793	28,071
Goodwill			97,988	97,622
Other Assets			11,473	12,277

			$336,772	$307,656
Liabilities and Shareholders' Investment
Accounts Payable			$23,756	$17,612
Short- and Long-term Debt			22,750	23,250
Other Liabilities			82,965	72,763

Total Liabilities			$129,471	$113,625
Shareholders' Investment			$207,301	$194,031

			$336,772	$307,656

Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Twelve Months Ended
Reconciliation	Jan. 1, 2011	Jan. 2, 2010	Jan. 1, 2011	Jan. 2, 2010

Consolidated
Net Income (Loss) Attributable to Kadant	$5,179	$(1,721)	$18,507	$(5,924)
Net Income (Loss) Attributable to Noncontrolling Interest	89	(12)	241	(44)
(Income) Loss from Discontinued Operation, Net of Tax (b)	(112)	4	(98)	18
Provision for Income Taxes	1,334	1,096	5,198	3,692
Interest Expense, net	217	339	1,101	1,784
Restructuring Costs and Other Income, Net (a)	66	2,146	(1,005)	4,429

Adjusted Operating Income (e)	6,773	1,852	23,944	3,955
Depreciation and Amortization	1,947	1,853	7,228	7,448

Adjusted EBITDA (e)	$8,720	$3,705	$31,172	$11,403

Pulp and Papermaking Systems
GAAP Operating Income	$9,981	$2,723	$37,281	$10,203
Restructuring Costs and Other Income, Net (a)	66	2,146	(1,005)	4,429

Adjusted Operating Income (e)	10,047	4,869	36,276	14,632
Depreciation and Amortization	1,820	1,732	6,750	6,984

Adjusted EBITDA (e)	$11,867	$6,601	$43,026	$21,616

Corporate and Other (d)
GAAP Operating Loss	$(3,274)	$(3,017)	$(12,332)	$(10,677)
Depreciation and Amortization	127	121	478	464

EBITDA (e)	$(3,147)	$(2,896)	$(11,854)	$(10,213)

(a)	Includes restructuring costs of $66 and $2,146 in the three-month periods ended January 1, 2011 and January 2, 2010, respectively. Includes gains from the sale of assets and pension curtailment of $1,252, offset by restructuring costs of $247 in the twelve-month period ended January 1, 2011, and restructuring costs of $4,429 in the twelve-month period ended
January 2, 2010.

(b)	Includes tax benefits of $157 and $2 in the three-month periods ended January 1, 2011 and January 2, 2010, respectively, and
$164 and $10 in the twelve-month periods ended January 1, 2011 and January 2, 2010, respectively.

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(c)	Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into
U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	"Other" includes the results from our Fiber-based Products business.

(e)	Represents a non-GAAP financial measure.

(f)	Geographic revenues data is attributed to regions based on selling locations. For North America and China, this also approximates revenues based on where the equipment is shipped to and installed. Our European geographic data, however, includes revenues shipped to and installed outside of Europe, including South America, Africa, the Middle East, and certain countries in Southeast Asia (excluding China).

(g)	See reconciliation to the most directly comparable GAAP financial measure under Adjusted Operating Income and Adjusted
EBITDA Reconciliation.

About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and systems for improving efficiency and quality in pulp and paper production, including stock preparation, fluid handling, paper machine accessories, and water management equipment. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, chemical, and other process industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Westford, Massachusetts, with revenues of $270 million in 2010 and 1,600 employees in 16 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Important factors that could cause actual results to differ materially from those indicated by such statements include risks and uncertainties set forth under the heading “Risk Factors” in Kadant’s quarterly report on Form 10-Q for the period ended October 2, 2010 and risks and uncertainties relating to our dependence on the pulp and paper industry; poor relations with a major paper producer in China; significance of sales and operation of manufacturing facilities in China; our ability to expand capacity in China to meet demand; international sales and operations; competition; soundness of suppliers and customers; our debt obligations; restrictions in our credit agreement; soundness of financial institutions; litigation and warranty costs related to our discontinued operation; our acquisition strategy; future restructurings; factors influencing our fiber-based products business; protection of patents and proprietary rights; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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